                                                                    Exhibit 11.1


                         CardioThoracic Systems, Inc.
                Statement Re:  Computations of Net Loss Per Share



                                                                 Three Months Ended                 Six Months Ended
                                                           June 27, 1997    June 30, 1996    June 27, 1997    June 30, 1996
                                                         ----------------  --------------    -------------    -------------
Net loss                                                 $ (4,815,000)     $ (3,171,000)     $ (9,519,000)     $ (6,845,000)
                                                         ------------      ------------      ------------      ------------
                                                         ------------      ------------      ------------      ------------
Weighted average common
  shares outstanding                                       13,480,000         5,271,000        13,419,000         4,040,000

Shares related to SAB No. 55,
  64, and 83                                                                  6,666,000                           6,666,000
                                                         ------------      ------------      ------------      ------------
Total weighted average
  common shares outstanding                                13,480,000        11,937,000        13,419,000        10,706,000
                                                         ------------      ------------      ------------      ------------
                                                         ------------      ------------      ------------      ------------

Net loss per share                                       $      (0.36)     $      (0.27)     $      (0.71)     $      (0.64)
                                                         ------------      ------------      ------------      ------------
                                                         ------------      ------------      ------------      ------------

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